EXHIBIT 99

FOR IMMEDIATE RELEASE
March 1, 1996

                       HUBCO PRESS RELEASE

          HUBCO COMPLETES CROSSLAND BRANCH ACQUISITIONS

          Mahwah, NJ, March 1, 1996 -- HUBCO, Inc. (NASDAQ:HUBC) announced it has completed its acquisition of three New Jersey branches of CrossLand Federal Savings Bank. The branches are located in Cliffside Park, Fords and Rahway, New Jersey. "This acquisition expands HUBCO's presence in Middlesex County and marks the entrance of Hudson United Bank into Union County," stated HUBCO President and Chief Executive Officer, Kenneth T. Neilson.

          HUBCO, Inc. with assets of approximately $1.8 billion, is the sixth largest bank holding company headquartered in New
Jersey and is the largest bank holding company headquartered in Bergen County.